EXHIBIT 99.1

LEVI STRAUSS & CO.

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 25, 2002 and entered into by and among LEVI STRAUSS & CO., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the “Lenders”), BANK OF AMERICA, N.A. (“Bank of America”), as the provider of Swing Line Advances (the “Swing Line Bank”), BANC OF AMERICA SECURITIES LLC and SALOMON SMITH BARNEY INC., as co-lead arrangers and joint book managers (the “Co-Lead Arrangers”), CITICORP USA, INC., as the syndication agent (the “Syndication Agent”), THE BANK OF NOVA SCOTIA, as the documentation agent (the “Documentation Agent”), and BANK OF AMERICA, N.A., as the administrative and collateral agent (the “Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of February 1, 2001, as amended by First Amendment to Credit Agreement dated as of July 11, 2001, Second Amendment to Credit Agreement dated as of January 28, 2002, and Third Amendment to Credit Agreement and Consent dated as of July 26, 2002 (as so amended, and as otherwise amended, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders, Swing Line Bank, Syndication Agent, Documentation Agent and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

R  E  C  I  T  A  L  S

WHEREAS, the Borrower is contemplating the Senior Notes Offering;

WHEREAS, the Borrower would apply a portion of the proceeds of the Senior Notes Offering to prepayment of all outstanding Tranche A Term Advances and Tranche B Term Advances, in accordance with the terms of the Credit Agreement;

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement in order to permit the Borrower under certain conditions to use the balance of such proceeds to prepay, redeem, repurchase or otherwise satisfy some or all of the Borrower’s outstanding 6.80% Notes due 2003 prior to the scheduled maturity thereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.   AMENDMENTS TO THE CREDIT AGREEMENT

1.1   Amendments to Article 1: Definitions and Accounting Terms

A.    Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“‘Senior Notes Offering’ means that certain proposed Capital Markets Transaction permitted under Section 5.02(b)(i)(C) resulting in the issuance of senior unsecured notes of the Borrower with a stated maturity date of no earlier than January 15, 2008 which is expected to be consummated during the Fiscal Quarter ending February 23, 2003.”

“‘Senior Notes Proceeds Accounts’ has the meaning specified in Section 5.02(k).”

B.   Section 1.01 of the Credit Agreement is hereby further amended by inserting the following immediately before the period at the end of the definition of “Leverage Ratio”:

“; provided that, solely for purposes of determinations of the Leverage Ratio made during each of the Fiscal Quarters ending February 23, 2003 and May 25, 2003, so long as the aggregate outstanding amount of all Revolving Credit Advances and Swing Line Advances does not exceed $50,000,000 as of such date of determination, Funded Debt shall be reduced as of such date by the aggregate amount of any Net Cash Proceeds from the Senior Notes Offering held by the Borrower on such date in the Senior Notes Proceeds Accounts”

1.2   Amendments to Article 5: Covenants of the Borrower

Section 5.02(k) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (v) thereof; (b) deleting the period at the end of clause (vi) thereof and substituting the phrase “, and” therefor; and (c) adding the following as new clause (vii) thereof:

“(vii)   the prepayment, redemption, repurchase or other satisfaction of the Borrower’s 6.80% Notes due November 2003 prior to the scheduled maturity thereof, provided that (A) the Borrower shall have consummated the Senior Notes Offering in connection with which the Borrower shall have issued senior unsecured notes in an aggregate principal amount not less than $300,000,000, (B) prior to any such prepayment, redemption, repurchase or other satisfaction the Borrower shall have received the Net Cash Proceeds from the Senior Notes Offering and deposited such Net Cash Proceeds in one or more separate accounts held by the Borrower with one or more financial institutions in relation to each of which the Borrower has an executed control agreement in accordance with the terms of Section 5.01(p) (collectively, the “Senior Notes Proceeds Accounts”), (C) the aggregate amount of all such prepayments, redemptions, repurchases or other satisfaction shall be no greater than (x) the Net Cash Proceeds received by the Borrower from the Senior Notes Offering less (y) the amount necessary to prepay all Tranche A Term Advances and Tranche B Term Advances (including all accrued interest and any other amounts required to be paid pursuant to Section 2.06(c)) outstanding at the time the Senior Notes Offering is consummated, (D) prior to any such prepayment, redemption, repurchase or other satisfaction the Borrower shall have prepaid all outstanding Tranche A Term Advances and Tranche B Term Advances in accordance with Section 2.06, and (E) as of the date of any such prepayment, redemption, repurchase or other satisfaction there shall be no outstanding Swing Line Advances or Revolving Credit Advances.”

Section 2.    CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Fourth Amendment Effective Date”):

A.    On or before the Fourth Amendment Effective Date, the Borrower shall deliver to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fourth Amendment Effective Date:

1.  Secretary’s Certificate dated as of the Fourth Amendment Effective Date, certifying that there have been no changes to its Articles of Incorporation or Bylaws since July 11, 2001, together with a good standing certificate from the Secretary of State of the State of Delaware dated a recent date prior to the Fourth Amendment Effective Date;

2.  Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Fourth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

3.  Signature and incumbency certificates of its officers executing this Amendment.

B.    On or before the Fourth Amendment Effective Date, the Borrower shall deliver to the Administrative Agent evidence that it has established the Senior Notes Proceeds Accounts, in each case has executed a control agreement in relation thereto satisfactory in form and substance to the Administrative Agent and has deposited the Net Cash Proceeds from the Senior Notes Offering in the Senior Notes Proceeds Accounts.

Section 3.    BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.  Organization and Powers.  The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.  No Conflict.  The execution and delivery of this Amendment and performance by the Borrower of the Amended Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created or permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries are in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

C.  Governmental Consents.  No Governmental Authorization, and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery, recordation or filing of this Amendment or the performance by the Borrower of the Amended Agreement.

D.  Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower, and are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

E.  Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Article IV of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

F.  Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 2.08 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of an original executed counterpart of this Amendment. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower and Required Lenders and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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